UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 Broadway

New York, New York 10024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On July 2, 2008, The Princeton Review, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Foothill, LLC as Arranger and Administrative Agent (the “Agent”) providing for a $20 million term loan and a $5 million revolving credit facility.

The Credit Agreement contains a number of restrictions on the Company’s business that are customary for transactions of this type including, but not limited to, restrictions on the Company’s ability to incur indebtedness, grant liens on assets, make certain payments, merge, consolidate or dispose of assets. The Credit Agreement also contains affirmative covenants and events of default that are customary for transactions of this type. Failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Company’s debt and other financial obligations under the Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is incorporated by reference as Exhibit 10.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1 Credit Agreement, dated as of July 2, 2008, by and among The Princeton Review, Inc. and Wells Fargo Foothill, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: July 7, 2008

/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President, Secretary and General Counsel